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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT APPRAISER

    We hereby consent to the use in the Registration Statement on Form S-1 (Reg. No. 333-93069) of UTStarcom, Inc. ("UTStarcom"), and any amendments thereto (the "Registration Statement"), of all summary information contained therein relating to our independent appraisal of Wacos, Inc. ("Wacos") in connection with the acquisition of Wacos by UTStarcom in December 1999. We also consent to the references to our firm in the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Experts" and in the Notes to Consolidated Financial Statements contained in the Registration Statement.

WILLAMETTE MANAGEMENT ASSOCIATES


Signature: /s/ Steven D. Garber

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Date: February 5, 2000